OTCBB: CNYC

Canyon Copper Corp. Announces
Private Placement Offering of Units

VANCOUVER, BRITISH COLUMBIA – (January 19, 2011) – Canyon Copper Corp. (“Canyon”) (OTCBB: CNYC) is pleased to announce that it approved a private placement offering at a price of CDN $0.35 per Unit for gross proceeds of up to CDN $3.15 million (the “Foreign Private Placement”).

Each Unit will consist of one share of the Canyon’s common stock and one-half share purchase warrant, with each whole warrant entitling the holder to purchase an additional share of Canyon’s common stock at a price of CDN $0.50 per share for a period of eighteen months from the date of issuance of the Units. Canyon will also have the right to accelerate the expiry date of the warrants if the trading price of Canyon’s common stock has been equal to or greater than CDN $0.60 for ten consecutive trading days.

The Foreign Private Placement will be made to persons who are not “U.S. Persons” as defined by Regulation S of the Securities Act of 1933.

Canyon also approved a private placement offering of 142,857 Units at a price of CDN $0.35 per share for gross proceeds of up to $50,000. This offering will be completed pursuant to Section 4(2) of the Securities Act to persons who are either a director or executive officer of Canyon. The Units issued under this offering will be on the same terms as the Foreign Private Placement.

The proceeds of the private placement offerings will be used for work on the Company’s New York Canyon property, working capital and general expenses. There is no assurance that the private placement offering or any part of it will be completed.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of Canyon’s securities in the United States. The securities have not been registered under the United States Securities Act of 1933 and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

About Canyon Copper

Canyon Copper Corp.'s New York Canyon Property is located in the New York Canyon area of the Santa Fe Mining District, Mineral County, Nevada. The project hosts oxide and sulphide copper bearing mineralization outlined by historical operators. The most advanced of these zones is the Longshot Ridge copper oxide deposit. This zone has not been completely outlined and remains partially open. The Copper Queen mineralized zone is located approximately three kilometres west of Longshot Ridge and hosts copper and molybdenum sulphide mineralization. Several additional mineralized areas identified throughout the New York Canyon property have yet to be explored.

On behalf of the Board of Directors,

“Anthony Harvey”

CANYON COPPER CORP.
Anthony Harvey, Chairman and CEO

Suite 408 – 1199 West Pender Street • Vancouver, B.C. • V6E 2R1
TEL (604) 331-9326 • FAX (604) 684-9365

Cautionary Statement Regarding Forward Looking Information

This News Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phases such as “believe,” “expect,” “plan,” “anticipate” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company's expectations, and expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the Company's ability to obtain additional financing, geological, mechanical or difficulties affecting the Company's planned geological work programs, uncertainty of estimates of mineralized material and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.